Exhibit 99.1

NEWS

Contact:	M. Stephen Walker
Vice President-Finance and Chief Financial Officer
(251) 639-8100

COMPUTER PROGRAMS AND SYSTEMS NAMES DARRELL WEST

VICE PRESIDENT – FINANCE AND CHIEF FINANCIAL OFFICER

Steve Walker Retires As Vice President – Finance and Chief Financial Officer

MOBILE, Ala. (August 2, 2007) – Computer Programs and Systems, Inc. (NASDAQ:CPSI) today announced that Darrell G. West, age 40, is being promoted from the Company’s Controller to Vice President – Finance and Chief Financial Officer, effective November 1, 2007. He will be replacing M. Stephen Walker, who is retiring from the Company effective October 31, 2007. Both Mr. Walker and Mr. West will continue in their current roles until October 31. Mr. Walker will remain in a consulting role with the Company for a period of three months after his retirement.

Commenting on the announcement, Boyd Douglas, Chief Executive Officer and President of CPSI, stated, “We are very fortunate to have such a qualified candidate within our ranks to promote to the position of Vice President – Finance and Chief Financial Officer upon Steve’s retirement. Darrell has served as Controller of the Company since January 2002, and, prior to joining CPSI, he had served as Chief Financial Officer of a hospital and as an accountant for an international accounting firm where the majority of his clients consisted of healthcare related entities. Steve has been an invaluable member of our management team for the last 16 years, and we are very grateful for his many contributions. We will certainly miss Steve’s leadership and work ethic, and we wish him an enjoyable retirement.”

About Computer Programs and Systems, Inc.

CPSI is a leading provider of healthcare information solutions for community hospitals with over 600 client hospitals in 46 states. Founded in 1979, the Company is a single-source vendor providing comprehensive software and hardware products, complemented by complete installation services and extensive support. Its fully integrated, enterprise-wide system automates clinical and financial data management in each of the primary functional areas of a hospital. CPSI’s staff of over 800 technical, healthcare and medical professionals provides system implementation and continuing support services as part of a comprehensive program designed to respond to clients’ information needs in a constantly changing healthcare environment. For more information, visit www.cpsinet.com.

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CPSI Names Darrell West Vice President - Finance and Chief Financial Officer

August 2, 2007

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified generally by the use of forward-looking terminology and words such as “expects,” “anticipates,” “estimates,” “believes,” “predicts,” “intends,” “plans,” “potential,” “may,” “continue,” “should,” “will” and words of comparable meaning. Without limiting the generality of the preceding statement, all statements in this press release relating to estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and future financial results are forward-looking statements. We caution investors that any such forward-looking statements are only predictions and are not guarantees of future performance. Certain risks, uncertainties and other factors may cause actual results to differ materially from those projected in the forward-looking statements. Such factors may include: overall business and economic conditions affecting the healthcare industry; saturation of our target market and hospital consolidations; changes in customer purchasing priorities and demand for information technology systems; competition with companies that have greater financial, technical and marketing resources than we have; failure to develop new technology and products in response to market demands; fluctuations in quarterly financial performance due to, among other factors, timing of customer installations; failure of our products to function properly resulting in claims for medical losses; government regulation of our products and customers, including changes in healthcare policy affecting Medicare reimbursement rates; interruptions in our power supply and/or telecommunications capabilities and other risk factors described from time to time in our public releases and reports filed with the Securities and Exchange Commission, including, but not limited to, our Annual Report on Form 10-K. We also caution investors that the forward-looking information described herein represents our outlook only as of this date, and we undertake no obligation to update or revise any forward-looking statements to reflect events or developments after the date of this press release.

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